Exhibit 99.2

FOR IMMEDIATE RELEASE

Investor Contact:

Bob Okunski

Bob.Okunski@sunpower.com

408/240-5447

Media Contact:

Natalie Wymer

Natalie.Wymer@sunpower.com

650/223-9132

SunPower To Create Two Independent, Industry-Leading,

Publicly-Traded Companies

$298 Million New Strategic Capital Investment to Support Scale-Up of Maxeon 5

Investor’s Call Today at 5:30 a.m. Pacific

SAN JOSE, Calif., Nov. 11, 2019 – SunPower (NASDAQ:SPWR) today announced plans to separate into two independent, complementary, strategically-aligned and publicly-traded companies – SunPower and Maxeon Solar Technologies (Maxeon Solar). Each company will focus on distinct offerings built on extensive experience across the solar value chain.

•	SunPower will continue as the leading North American distributed generation, storage and energy services company.

•	Newly-formed Maxeon Solar will be the leading global technology innovator, manufacturer and marketer of premium solar panels.

Concurrent with the transaction, an equity investment of $298 million will be made in Maxeon Solar by long-time partner Tianjin Zhonghuan Semiconductor Co., Ltd. (TZS), a premier global supplier of silicon wafers, to help finance the scale-up of Maxeon® 5 production capacity.

“We believe that the solar industry is entering a period of extended growth where success will be driven by value chain specialization, technology innovation and economies of scale,” said Tom Werner, president and CEO of SunPower. “This new structure and investment will create two focused businesses, each with unique expertise to excel in their part of the value chain.”

SunPower: Pure Play, Focused DG Energy Services Company Leveraging the World’s Best Solar Platform

Tom Werner will continue as CEO and chairman of the board of SunPower and the company will maintain its corporate headquarters in Silicon Valley (Calif.), as well as its employee and economic investment footprint across the U.S. and Canada, and its large, exclusive dealer network.

SunPower will focus on product innovation, downstream high-efficiency solar systems plus high-growth storage and energy services. The company also will continue its commitment to American manufacturing with its Hillsboro, Ore., Performance Series module assembly facility. At the time of the separation, SunPower and Maxeon Solar will have entered into a multi-year exclusive supply agreement covering sales within the U.S. and Canada of products manufactured by Maxeon Solar. Under the new structure, SunPower will continue to develop its dealer network, which represents the largest residential and light commercial franchise in the industry.

The two companies will cooperate to develop and commercialize next generation solar panel technologies, with early stage research conducted by SunPower’s Silicon Valley-based research and development group, and deployment-focused innovation and scale-up carried out by Maxeon Solar.

Maxeon Solar: Advanced Technologies Deployed at Scale

Jeff Waters, currently chief executive officer of SunPower’s Technologies business unit, has been named Maxeon Solar’s CEO. Maxeon Solar has been incorporated and will be headquartered in Singapore and its ordinary shares are expected to be traded on NASDAQ. Maxeon Solar will own and operate solar cell and panel manufacturing facilities located in France, Malaysia, Mexico and the Philippines. It will also maintain its R&D, marketing and sales footprint outside of the U.S. and Canada.

Maxeon Solar will focus on continuing to bring its industry leading panel technology to high volume scale. It will market its high-efficiency solar panels under the SunPower brand into the global marketplace, and into the U.S. and Canada via a multi-year exclusive supply agreement to be entered into with SunPower at the time of separation. Maxeon Solar will maintain 20 percent ownership of the Performance Series manufacturing joint venture (Huansheng Photovoltaic [Jiangsu] Company, Ltd.) and will continue to market those panels globally.

Investment to Accelerate Next Generation Solar Panel Technology

“TZS’s $298 million investment into Maxeon Solar will catalyze continued scale-up of Maxeon 5® capacity at our manufacturing facility in Malaysia, allowing us to increase our distributed generation market share and accelerate profit growth,” said Jeff Waters, Maxeon Solar CEO. “This investment validates our industry-leading technology, brand and global channels to market.”

“TZS was chosen as the best investment partner for Maxeon following an exhaustive three-year independent search,” Waters said. “They bring not only the capital necessary to fast-track scale-up our Maxeon® 5 technology, but also have deep experience across the upstream Asia supply chain. SunPower has a long strategic relationship with TZS, having cooperated on seven joint ventures and joint development projects since 2012.”

“In the past eight years, TZS and SunPower have established a great and long-term partnership and the rapid scale-up of Performance Series technology to multi-gigawatt capacity has already demonstrated the power and synergy of our cooperation,” said Haoping Shen, chairman and general manager of TZS. We share with Total the consensus on business philosophy and are happy to become a shareholder of Maxeon Solar Technologies and look forward to supporting the scale-up of Maxeon technologies and the deployment of future technology innovations.”

“During the last years, SunPower has successfully adapted the company and its products in a challenging global solar market,” said Patrick Pouyanné, Total CEO. “As the main shareholder of SunPower, we support this transaction which will bring clarity and focus for both entities on their respective activities. We welcome TZS as partner in Maxeon Solar Technologies, which will be able to further develop its highly differentiated PV technology platforms and SunPower will focus on developing its leadership position in distributed generation in Northern America. Total intends to remain a shareholder of both SunPower and Maxeon Solar Technologies.”

The separation is expected to occur through a spin-off of all of the shares of Maxeon Solar held by SunPower to SunPower shareholders, followed by the TZS investment. It is intended to be tax-free to SunPower shareholders. After the completion of the transactions, TZS will own approximately 28.848 percent of the diluted ordinary shares of Maxeon Solar with approximately 71.152 percent will be owned by SunPower shareholders, as of the record date of the spin-off. SunPower expects to complete the separation and Maxeon Solar capital injection in the second quarter of 2020, subject to the satisfaction of various closing conditions.

SunPower’s Board of Directors and a special committee of independent directors unanimously approved this transaction.

Investors Conference Call Today - Monday, Nov. 11, 2019 at 5:30 a.m. Pacific

SunPower will host a conference call for investors to discuss today’s announcement at 5:30 a.m., Pacific Time. The dial-in for the call is (877) 371-5747, passcode SunPower. It also will be webcast and can be accessed from SunPower’s website at http://investors.sunpower.com/events.cfm. The slide presentation can be accessed at this same site beginning at 4 a.m. Pacific time.

About SunPower

As one of the world’s most innovative and sustainable energy companies, SunPower Corporation (NASDAQ: SPWR) provides a diverse group of customers with complete solar solutions and services. Residential customers, businesses, governments, schools and utilities around the globe rely on SunPower’s more than 30 years of proven experience. From the first flip of the switch, SunPower delivers maximum value and superb performance throughout the long life of every solar system. Headquartered in Silicon Valley, SunPower has dedicated, customer-focused employees in Africa, Asia, Australia, Europe, North and South America. For more information about how SunPower is changing the way our world is powered, visit www.sunpower.com.

About TZS

Tianjin Zhonghuan Semiconductor Co., Ltd. (TZS) is a Tianjin-based company listed in Shenzhen Stock Exchange (Stock code: 002129.SZ), with a registered capital of RMB 724,244,412. TZS is an integrated high-tech enterprise with research, production, operation and venture capital functions, and is committed to the manufacturing of monocrystalline silicon materials and other related products. As one of the first monocrystalline silicon wafer manufacturers in the solar industry in China, TZS has been engaged in the research and production of monocrystalline silicon wafer since 1981. As of June 30th, 2019, TZS has 30GW annual production capacity of monocrystalline silicon wafer. With ongoing development of major facilities, TZS will expand its monocrystalline silicon wafer capacity to over 56GW. Beside solar products, TZS’s other products are also widely applied in smart grid transmission, new-energy vehicles, high-speed railways, inverters for wind power, integrated circuits, consumer electronics, aerospace, and other areas.

About Total

Total is a major energy player that produces and markets fuels, natural gas and low-carbon electricity. Our 100,000 employees are committed to better energy that is safer, more affordable, cleaner and accessible to as many people as possible. Active in more than 130 countries, our ambition is to become the responsible energy major.

SunPower’s Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, (a) statements regarding the anticipated separation of our international SunPower Technologies business into a new stand-alone company and the associated benefits and costs to the newly separated companies, (b) the expected timetable for completing the transaction, the equity investment by TZS into Maxeon Solar and the use of proceeds from such investment and (c) the business prospects of the resulting companies; and (d) the future prospects and growth of the solar industry. These forward-looking statements are based on our current assumptions, expectations, and beliefs and involve substantial risks and uncertainties that may cause results, performance, or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) challenges in executing transactions key to our strategic plans, including completing the separation, including regulatory and other challenges that may arise; (2) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (3) competition in the solar and general energy industry and downward pressure on selling prices and wholesale energy pricing; (4) our liquidity, substantial indebtedness, and ability to obtain additional financing for our projects and customers; (5) changes in public policy, including the imposition and applicability of tariffs; (6) regulatory changes and the availability of economic incentives promoting use of solar energy; (7) fluctuations in our operating results; (8) appropriately sizing our manufacturing capacity and containing manufacturing and logistics difficulties that could arise; and (9) challenges managing our acquisitions, joint ventures and partnerships, including our ability to successfully manage acquired assets and supplier relationships. In addition, the proposed and the associated investment by TZS in Maxeon Solar may not be consummated within the anticipated period or at all and the ultimate results of any separation depend on a number of factors, including the development of final plans and the impact of local regulatory requirements. A detailed discussion of the factors noted herein and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

© 2019 SunPower Corporation. All Rights Reserved. SUNPOWER and the SUNPOWER logo are registered trademarks of SunPower Corporation in the U.S. and other countries as well.

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